Exhibit 10.30

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 1st day of December, 2014, by and between BMR-650 E KENDALL B LLC, a Delaware limited liability company (“Landlord”), and AVEO PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of May 9, 2012 (the “Original Lease”), as amended by that certain letter agreement dated May 15, 2012, that certain letter agreement dated as of February 15, 2013, that certain First Amendment to Lease dated as of April 30, 2013 (the “First Amendment”), that certain Second Amendment to Lease dated as of August 13, 2013 and that certain Third Amendment to Lease and Lease Termination Agreement dated as of September 24, 2014 (the “Third Amendment”) (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases from Landlord the entire sixth (6th) floor consisting of approximately forty-nine thousand one hundred eighty-five (49,185), rentable square feet, together with certain off-floor mechanical areas of the Building (the “Premises”) at 650 East Kendall Street in Cambridge, Massachusetts (the “Building”);

B. WHEREAS, Landlord and Tenant desire to amend the off-floor mechanical areas of the Premises and update the associated exhibit for the Premises; and

C. WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.”

2. Off-Floor Premises and New Premises Plan. Pursuant to Section 7 of the Third Amendment, Landlord and Tenant have determined and agreed upon the off-floor mechanical areas of the Building that shall be associated with the Rentable Area of the Premises. As such, Exhibit A to the Original Lease (as amended by Section 2 of the First Amendment) is hereby deleted in its entirety and replaced with the Amended Exhibit A attached hereto, which depicts both the new on-floor and off-floor portions of the Premises.

3. Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Transwestern | RBJ (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it. Broker is not entitled to a leasing commission in connection with the making of this Amendment.

4. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5. Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Existing Lease, as modified by this Amendment.

6. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

8. Authority. Each party hereby guarantees, warrants and represents to the other that the individual or individuals signing this Amendment on behalf of such party have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

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9. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD: BMR-650 E KENDALL B LLC, a Delaware limited liability company

By:	/s/ William Kane
Name: William Kane
Title: Vice President, Leasing & Development

TENANT: AVEO PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Matt Dallas
Name: Matt Dallas
Title: Vice President, Finance

AMENDED EXHIBIT A

NEW PREMISES PLAN

See attached fifteen (15) pages.

Aveo

# 650 East Kendall, Cambridge MA (Aveo Lease Mod.)

## LEVEL 1 PREMISE PLAN

lab
Life. Science. Architecture, Inc.

BioMed Realty
Discover here.

A201
Sheet Number

November 18, 2014